EXHIBIT 10.28


                                   SCHEDULE I


A.R. Alameddine
James R. Baroffio
Edison C. Buchanan
Chris J. Cheatwood
Richard P. Dealy
Timothy L. Dove
R. Hartwell Gardner
Thomas C. Halbouty
Darin G. Holderness
James L. Houghton
Jerry P. Jones
Danny L. Kellum
Linda K. Lawson
Andrew D. Lundquist
Larry N. Paulsen
Charles E. Ramsey, Jr.
Mark S. Sexton
Scott D. Sheffield
Robert A Solberg
Susan A. Spratlen
Jim A. Watson
Mark L. Withrow



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